UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 20, 2018 (March 15, 2018)
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 15, 2018, at the Annual Meeting of Shareholders for fiscal year 2017 (the “Annual Meeting”), the shareholders of F5 Networks, Inc. (the “Company”) voted to elect nine directors to hold office until the annual meeting of shareholders for fiscal year 2018 and until their successors are elected and qualified; voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for fiscal year 2018; and approved, on an advisory basis, the compensation of the Company's named executive officers.

A total of 52,808,560 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy at the Annual Meeting. The voting results were as follows:

Item 1: Election of nine directors:
Name of Director	For	Against	Abstain	Broker Non-Votes
A. Gary Ames	46,510,161	2,424,372	32,216	3,841,811
Sandra E. Bergeron	48,735,162	200,370	31,217	3,841,811
Deborah L. Bevier	48,268,616	666,916	31,217	3,841,811
Jonathan C. Chadwick	48,816,087	118,440	32,222	3,841,811
Michael L. Dreyer	48,802,403	132,136	32,210	3,841,811
Alan J. Higginson	46,634,014	2,300,387	32,348	3,841,811
Peter S. Klein	48,895,415	38,974	32,360	3,841,811
François Locoh-Donou	48,366,210	569,705	30,834	3,841,811
John McAdam	46,451,781	2,484,065	30,903	3,841,811

Item 2: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2018:
For	Against	Abstain
51,791,516	984,752	32,292

Item 3: Advisory vote on the approval of the compensation of the Company’s named executive officers:
For	Against	Abstain	Broker Non-Votes
42,323,240	6,517,521	125,988	3,841,811

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: March 20, 2018	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel